CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                           PIONEER CAPITAL GROWTH FUND



        This Certificate of Amendment, dated January 4, 2000, to the Certificate of Trust, dated January 8, 1998, of Pioneer Capital Growth Fund (hereby renamed "Pioneer Mid-Cap Value Fund") the "Trust") is being duly executed and filed by the person named below as Trustee, to amend the Certificate of Trust filed by the Trust on January 14, 1998 with the Office of the Secretary of State of the State of Delaware.

        1. Amendment. Effective immediately, the name of the Trust is changed from "Pioneer Capital Growth Fund" to "Pioneer Mid-Cap Value Fund["].


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        IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 28th day of February, 2000.



                                              /s/John F. Cogan, Jr.
                                              John F. Cogan, Jr.
                                              As Trustee and not individually
                                              975 Memorial Drive, #802
                                              Cambridge, MA 02138